Exhibit 24
DIRECTORS AND OFFICERS
POWER OF ATTORNEY
Jo-Ann Stores, Inc. intends to file a registration statement on Form S-8 to register additional shares relating to the 1998 Incentive Compensation Plan. Each of the persons signing his or her name below confirms, as of the date appearing opposite his or her signature, that Alan Rosskamm, Brian P. Carney, Valerie Gentile Sachs, and each of them, are authorized on his or her behalf to sign and to submit to the Securities and Exchange Commission such Form S-8 relating to shares to be awarded pursuant to the 1998 Incentive Compensation Plan as is required by the Securities Act of 1933. Each person so signing also confirms the authority of Alan Rosskamm, Brian P. Carney, Valerie Gentile Sachs, and each of them, to do and perform on his or her behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form S-8 filing requirements. The authority confirmed herein shall remain in effect as to each person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.

	Date		Date
/s/ Alan Rosskamm	September 7, 2005	/s/ Patricia Morrison	September 7, 2005

Alan Rosskamm		Patricia Morrison

/s/ Brian P. Carney	September 7, 2005	/s/ Frank Newman	September 7, 2005

Brian P. Carney		Frank Newman

/s/ Scott Cowen	September 7, 2005	/s/ Beryl Raff	September 7, 2005

Scott Cowen		Beryl

/s/ Ira Gumberg	September 7, 2005	/s/ Gregg	September 7, 2005

Ira Gumberg		Gregg Searle

/s/ Tracey Thomas Travis	September 7, 2005
Tracey Thomas Travis